Exhibit 99.2

Option Form

NONQUALIFIED STOCK OPTION AGREEMENT

                    , 20

[Participant]

Re:	Capella Holdings, Inc. (the “Company”) Grant of Nonqualified Stock Option

To the Participant Identified on the Signature Page attached hereto:

The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an “Option”), as provided below, under the Capella Holdings, Inc. 2014 Stock Option Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference. Certain capitalized terms used herein are defined in the Plan and in Section 17 hereof.

1. Option.

(a) Terms. Your Option is for the purchase of up to the number of Common Shares written next to your name on the signature page attached hereto (the “Option Shares”) at the price per share written next to your name on the signature page (the “Exercise Price”), payable upon exercise as set forth in Section 1(a). Your Option shall expire at the close of business ten (10) years from the date of issuance (the “Expiration Date”), subject to earlier expiration as provided in Section 2(c). Your Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(a) Payment of Option Price. Subject to Sections 2 and 3 below, your Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the Exercise Price multiplied by the number of Option Shares to be acquired. Payment of the Option Price shall be made in cash (including check, bank draft, or money order) or in such other manner as determined by the Committee. At the discretion of the Participant, a Participant may elect to pay the exercise price otherwise due and owing by directing the Company to withhold shares of Common Stock having a Fair Market Value equal to the aggregate exercise price.

(b) Tax Obligations. Notwithstanding any other provisions in this Agreement, you shall be solely and personally responsible for fulfilling your tax obligations as a result of participation in the Plan (including the purchase, holding and disposal of Option Shares), and you shall file all necessary income tax returns and pay all required taxes, fees and other costs related to the exercise of your Option and the sale of your Option Shares.

2. Exercisability/Vesting.

(a) Normal Vesting. Your Option may be exercised only to the extent it has become vested. Except as otherwise provided in this Section 2, a portion of your Option shall vest and become exercisable on each of the first five anniversaries of the date hereof in accordance with the following schedule (with the number of Option Shares that vest and become exercisable on each anniversary rounded to the nearest whole share), if and only if you have continuously been a Service Provider from the date hereof through and including such date indicated in the following schedule. The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be a Service Provider.

Cumulative Percentage of Option Shares Vested

First Anniversary of the date hereof	20%
Second Anniversary of the date hereof	40%
Third Anniversary of the date hereof	60%
Fourth Anniversary of the date hereof	80%
Fifth Anniversary of the date hereof	100%

(a) Sale of the Company. Notwithstanding any provision to the contrary in this Agreement, but subject to Section 14(e), any portion of your Option which has not been previously exercised shall automatically vest and become exercisable upon the consummation of a Sale of the Company.

3. Expiration of Option.

(b) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in Section 1(a) above.

(c) Early Expiration Upon Termination of Service Provider Status. If your status as a Service Provider terminates, any portion of your Option that was not vested and exercisable as of your Date of Termination shall expire and be forfeited as of such date, and any portion of your Option that was vested and exercisable on such Date of Termination shall automatically expire and be forfeited as of such date, except that, subject to Section 2(b): (i) if your status as a Service Provider terminates because you die or become subject to any Disability, your Option shall expire 180 days after your Date of Termination (ii) if your status as a Service Provider terminates because you voluntarily resign or retire, your Option shall expire 30 days after your Date of Termination and (iii) if you are discharged other than for Cause, your Option shall expire 90 days after your Date of Termination, but, in each case in subsections (i) through (iii), in no event after the Expiration Date.

3. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company or management’s designee, including but not limited to the Board or an officer of the Company designated by the Board, regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of Section 1(a) above. As a condition to any exercise of your Option, (a) you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, (b) you shall make all customary investment representations which the Company requires, and (c) you shall execute and deliver a copy of the Stockholders Agreement to the Company. Following any exercise of your Option, the Company shall hold all stock certificates issuable to you as a custodian on your behalf. At your election, you may file an 83(b) election with the Internal Revenue Service covering the Option Shares issued upon such exercise, which, if elected, must generally be filed within thirty (30) days after any exercise of your Option.

4. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell, or otherwise dispose of any Option Shares unless your offer, sale, or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale, or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell, or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing, (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder, or any other state or federal law or (iii) violate the terms and conditions of this Agreement or the Plan. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. In addition, you understand that, prior to the exercise of your Option, you will have an opportunity to ask questions and receive answers concerning the terms of the Option Shares, and will have the opportunity to review a copy of the Company’s Certificate of Incorporation.

5. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

6. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable terms, conditions and provisions of, the Plan (which is incorporated in its entirety herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

7. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate your status as a Service Provider at any time (with or without cause), nor confer upon you any right to continue as a Service Provider for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of your status as a Service Provider (including, but not limited to, termination by the Company or any of its Subsidiaries without cause) any portion of your Option that was not previously exercised shall be forfeited in accordance with Section 2(c). Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant or to be selected as a participant or beneficiary of any other Company or Subsidiary plan or program, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in Section 9.

8. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold, from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Option, and the Company may defer the exercise of the Option or the issuance of the Option Shares thereunder unless such taxes are paid or the Company is indemnified to its satisfaction. Notwithstanding any provision of this Option to the contrary, in connection with the transfer of this Option to a transferee pursuant to Section 11, you shall remain liable for any withholding taxes required to be withheld upon exercise of such Option by the transferee.

9. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Shares, the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option, and the Exercise Price specified herein, in each case as may be determined by the Committee to be appropriate and equitable; in order to prevent the dilution or enlargement of rights under your Option, but only to the extent that any such adjustment to your Option would not cause your Option to be treated as providing for the deferral of compensation pursuant to Section 409A (or Treasury Regulations or other IRS guidance issued under Section 409A).

10. Right to Purchase Option Shares Upon Termination. Prior to a Public Offering or a Sale of the Company, your Option Shares shall be subject to the Repurchase Option set forth in this Section 10.

(a) Repurchase of Option Shares on Termination. If your status as a Service Provider terminates for any reason, then the Company shall have the right, but not the obligation, to repurchase all or any portion of your Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at a price per share equal to, (i) if your status as Service Provider is terminated for Cause, the lesser of (A) the Fair Market Value of such Option Shares as of the Date of Termination, (B) the Fair Market Value of such Option Shares as of the date of the Repurchase Notice (as defined in Section 11(b) below) and (C) the Exercise Price of such Option Shares, and (ii) if your status as Service Provider is terminated for any reason other than for Cause, the Fair Market Value of such Option Shares as of the date of the Repurchase Notice.

(a) Repurchase Procedure for the Company. The Company may elect to repurchase all or any portion of your Option Shares (the “Available Option Shares”) if your status as Service Provider has terminated (the “Repurchase Option”) by delivery of written notice (a “Repurchase Notice”) to you on or prior to the date which is twelve months and one day after your Date of Termination (the “Repurchase Notice Period”); provided that the Company may not deliver the Repurchase Notice with respect to any Option Shares earlier than six months and one day after your Date of Termination. The Repurchase Notice shall set forth the amount of Option Shares to be acquired, the aggregate consideration to be paid for such Option Shares, and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Option Shares under this Agreement, pro rata according to the number of Option Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of Option Shares to be repurchased hereunder shall be allocated among you and the other holders of Option Shares (if any) pro rata according to the number of Option Shares to be purchased from such persons.

(b) Repurchase Procedure for the Investors. If for any reason the Company does not elect to purchase all of the Available Option Shares, then the Investors may exercise the Repurchase Option for all or any portion of the Available Option Shares that were not repurchased by the Company pursuant to Section 10(a) above (the “Remaining Option Shares”). If the Company has determined that there will be Remaining Option Shares, then as soon as practicable after the Company has determined that there will be Remaining Option Shares, but in any event within ten months after your Date of Termination, the Company shall give written notice (the “Option Notice”) to each Investor setting forth the number of Remaining Option Shares and the purchase price for the Remaining Option Shares. The Investors may elect to purchase all or any portion of the Remaining Option Shares by giving written notice to the Company within one month after the Option Notice has been delivered to the Investors by the Company. If the Investors elect to purchase an aggregate amount of Remaining Option Shares in excess of the amount of Remaining Option Shares specified in the Option Notice, then the Remaining Option Shares shall be allocated among the Investors based on the number of Common Shares owned by each Investor on the date of the Option Notice. Any Investor may condition its election to purchase such Remaining Option Shares on the election of one or more other Investor to purchase Remaining Option Shares. As soon as practicable, and in any event within 10 days after the expiration of the one month period set forth in the immediately preceding sentence, the Company shall deliver a Repurchase Notice to the holders of such Remaining Option Shares setting forth the aggregate consideration to be paid by the respective Investor for such Remaining Option Shares and the time and place for the closing of the transaction. At the time the Company delivers such Repurchase Notice to the holders of such Remaining Option Shares, the Company shall also deliver written notice to each Investor setting forth the amount of securities such Investor is entitled to purchase, the aggregate purchase price, and the time and place of the closing of the transaction. The number of shares of Option Shares to be repurchased hereunder shall be allocated among the Company and the Investors pro rata according to the number of Option Shares to be purchased by each of them.

(c) Manner of Payment. If the Company elects to purchase all or any portion of such Option Shares, including Option Shares held by one or more of your transferees, then, within 12 months of the first date of the Repurchase Notice Period, the Company shall pay for such Option Shares (i) by offsetting obligations owed by you or your transferee(s) to the Company or (ii) by certified check or wire transfer of funds. If an Investor elects to purchase all or any portion of the Remaining Option Shares, such Investor shall pay for such Option Shares by certified check or wire transfer of funds on a date to be determined by the Committee (which date shall be within 12 months of the Date of Termination). The purchasers of Option Shares hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker.

(d) Other Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Option Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law and in the Company’s and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 10 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

(e) Deemed Transfer of Option Shares. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Option Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such Option Shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

11. Restrictions on Transfer.

(a) Transfer of Option Shares. The holders of Option Shares shall not sell, transfer, assign, pledge, or otherwise dispose of any interest in (a “Transfer”) any Option Shares, except pursuant to (i) a Public Sale, (ii) a Sale of the Company, or (iii) the provisions of Section 11 hereof or Section 11(a) hereof.

(a) Certain Permitted Transfers. The restrictions set forth in this Section 11 shall not apply with respect to any Transfer of Option Shares made by will or pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in case of any mental incapacity or among such Person’s Family Group; provided that the restrictions contained in this Section 11 will continue to be applicable to the Option Shares after any Transfer of the type referred to in this Section 11(a) and the transferees of such Option Shares will agree in writing to be bound by the provisions of this Agreement. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this Section 11(a) is herein referred to as a “Permitted Transferee.” Upon the transfer of Option Shares pursuant to this Section 11(a), you will deliver a written notice (a “Transfer Notice”) to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s) and provide any other information requested by the Company.

(b) Termination of Restrictions. The restrictions set forth in this Section 11 will continue with respect to each Option Share until the earlier of (i) the date on which such Option Share has been transferred in a Public Sale in compliance with the terms hereof or (ii) the consummation of a Sale of the Company.

12. Additional Restrictions on Transfer.

(a) Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF OPTION EXERCISE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND PARTICIPANT DATED AS OF                     , 20    , A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(a) Opinion of Counsel. You may not sell, transfer, or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

(b) Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities except as part of such underwritten registration if otherwise permitted.

13. Sale of the Company.

(a) If the holders of a majority of the Common Shares then outstanding (the “Approving Holders”) approve a Sale of the Company (the “Approved Sale”), you shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, you shall vote for, consent to, raise no objection against, and agree to sell your Common Shares and surrender any stock options owned by you on the terms and conditions approved by the Approving Holders, subject to the provisions of Section 14(b). You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

(a) If the Board or the Approving Holders enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), you shall, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint a purchaser representative designated by the Company, then the Company shall pay the fees of such purchaser representative. However, if you decline to appoint the purchaser representative designated by the Company, then you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

(b) You shall bear the pro rata share (based upon the aggregate consideration received in such sale) of the costs of any sale of Common Shares pursuant to an Approved Sale to the extent such costs are reasonable and incurred for the benefit of all holders of Common Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Common Shares on their own behalf shall not be considered costs of the transaction hereunder.

(d) The provisions of this Section 13 shall terminate upon the consummation of a Public Offering.

(e) In addition to the provisions of Section 6.2 of the Plan, in the event of a Sale of the Company in which the holders of Common Shares receive stock or other property, the Committee may provide, in its sole discretion and in connection with the previous sentence, (i) that any or all holders of Options or Common Shares receive, in lieu of such stock or other property, cash in an amount equal to the Fair Market Value of such stock or other property that otherwise would have been payable to such holder and (ii) that any or all holders of Common Shares sell their Common Shares to the Company in advance of the consummation of the Sale of the Company for Fair Market Value.

14. Acknowledgement and Release. You, on behalf of yourself and your heirs, executors, administrators, successors and assigns (the “Successors”), hereby forever discharge, waive, relieve and release the Company and its subsidiaries and their respective predecessors, successors, assigns and present and former officers, directors, agents and employees (collectively, the “Released Persons”) from any and all claims, causes of action, obligations and liabilities (including without limitation any claim in your capacity as an equityholder in the Company and any claim related to or arising out of the transactions related to the recapitalization of the Company) that you and the Successors may have which occurred during any period prior to the date hereof. You also acknowledges that you had access to information sufficient to consider and make the waivers and releases contained herein.

15. Confidentiality; Noncompetition and Nonsolicitation.

(a) Obligation to Maintain Confidentiality. You acknowledge that the information, observations and data (including trade secrets) obtained by you during the course of your status as Service Provider concerning the business or affairs of the Company and its respective Subsidiaries and Affiliates, whether before or after the date hereof (“Confidential Information”), are the property of the Company or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s business or industry of which you become aware. Therefore, you agree that you will not disclose to any unauthorized Person or use for your own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of your acts or omissions to act, (ii) was known to you prior to your status as Service Provider with the Company or any of its Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order. You agree to deliver to the Company at the Date of Termination, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which you may then possess or have under your control.

(a) Ownership of Property. You acknowledge that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by you (either solely or jointly with others) while engaged as a Service Provider by the Company or any of its Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or such Subsidiary or Affiliate and you hereby assign, and agree to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by you in the course of your work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” you hereby assign and agree to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. You shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether before or after the Date of Termination) to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments). Should the Company or such Subsidiary or Affiliate be unable to secure your signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Work Product, whether due to your mental or physical incapacity or any other cause, you hereby irrevocably designates and appoints the Company or such Subsidiary or Affiliate and each of its duly authorized officers and agents as your agent and attorney-in-fact, to act for an in your behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, trademarks or other rights or protections with the same force and effect as if executed and delivered by you.

(b) Notice of Statutory Exception. In accordance with certain state laws, Executive is hereby advised that the foregoing Section 15(b) regarding ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of Company or its Subsidiaries or Affiliates was used and that was developed entirely on Executive’s own time, unless (a) the invention relates to the business or actual or demonstrably anticipated research or development of the Company or any Subsidiary or Affiliate, or (b) the invention results from any work performed by Executive for the Company or any Subsidiary or Affiliate.

(c) Third Party Information. You understand that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During your status as Service Provider and thereafter, and without in any way limiting the provisions of Section 14(a) above, you agree to hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use anywhere in the United States, except in connection with your work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Board in writing.

(d) Use of Information of Prior or Former Employers and Others. During your status as Service Provider, you will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom you have an obligation of confidentiality, and will not bring onto the premises of the Company or any of its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom you have an obligation of confidentiality unless consented to in writing by the former employer or Person. You will use in the performance of your duties only information which is (i) generally known and used by persons with training and experience comparable to yours and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or any of its Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom you have an obligation of confidentiality, approved for such use in writing by such former employer or Person.

(e) Noncompetition. In further consideration of the issuance of the Option to you hereunder, you acknowledge that during the course of your status as Service Provider you shall become familiar with the Company’s, and its Subsidiaries’ trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that your services have been and shall continue to be of special, unique and extraordinary value to the Company and its Subsidiaries, and therefore you agree that, while engaged as a Service Provider, you shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed in an executive, managerial or administrative capacity by, or in any manner engage in any business engaged in or competing with the businesses of the Company or any of its Subsidiaries. Nothing herein shall prohibit you from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as you have no active participation in the business of such corporation.

(f) Nonsolicitation. You agree that, during the course of your status as a Service Provider and during the the twelve-month period following your Date of Termination, you shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company and any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries within the twelve-month period immediately prior to the Date of Termination, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business, or reduce the amount of business done, with the Company or such Subsidiary or in any adverse way interfere with the business relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its Subsidiaries and with which the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its Subsidiaries in the two year period immediately the Date of Termination.

(g) Enforcement. Because your services are unique and because you have access to trade secrets and other Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement, including, without limitation, any breach of this Section 14. Therefore, in the event a breach or threatened breach of this Agreement, the Company and its Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(h) Acknowledgments. You acknowledge that the provisions of this Section 14 are (i) in addition to, and not in limitation of, any obligation of yours under the terms of any employment or other agreement with the Company or a Subsidiary, (ii) in consideration of engagement as a Service Provider, (iii) the issuance of the Option by the Company and (iv) additional good and valuable consideration as set forth in this Agreement. In addition, you agree and acknowledge that the restrictions contained in this Section 14 do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on your ability to earn a living. In addition, you acknowledge (i) that the business of the Company and its Subsidiaries will be conducted throughout the United States, (ii) notwithstanding the state of incorporation or principal office of the Company or its Subsidiaries, or any respective executives or employees (including you), it is expected that the Company or its Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States, and (iii) as part of your responsibilities, you will be conducting business throughout the United States in furtherance of the Company’s business and its relationships. You agree and acknowledge that the potential harm to the Company and its Subsidiaries of the non-enforcement of this Section 14 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, its Subsidiaries and Affiliates now existing or to be developed in the future. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

16. Remedies. The parties hereto (and the Investors as third-party beneficiaries hereof) shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and the Investors as third-party beneficiaries hereof) may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

17. Definitions. For the purposes of this Agreement, capitalized terms shall have the meanings set forth in the Plan, other than the following terms, which shall have the meanings set forth below:

“Agreement” shall mean this stock option agreement.

“Family Group” shall mean, with respect to a Person who is an individual, such Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“Option Shares” shall mean (i) all Common Shares issued or issuable upon the exercise of the Option and (ii) all Common Shares issued with respect to the Common Shares referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Shares. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company or any of the Investors and, to the extent that you are permitted to transfer Option Shares pursuant to Sections 11 or 12 hereof, purchasers pursuant to a Public Offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

18. Amendment. Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Agreement may be amended or waived only with the prior written consent of the Committee and either (x) you or (y) Participants who are holders of a majority of the outstanding Options (based on the number of underlying Common Shares issuable upon the exercise of all such Options) theretofore granted under the Plan (unless you will be treated in a manner different from other Participants, in which case your individual written consent is also required).

19. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied or electronically transcribed signature pages), each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

23. Governing Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

24. Adjustments of Numbers. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

25. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands, and other communications shall be sent to you, the Company and the Investors at the addresses indicated on the Notices Schedule attached hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notices required to be sent to any Investor shall be sent to such Investor at such address as set forth at the addresses indicated on the Notices Schedule attached hereto or at such other address or to the attention of such other person as such Person has specified by prior written notice to the Company.

26. Third-Party Beneficiary. The Company and you acknowledge that each of the Investors is a third-party beneficiary under this Agreement.

27. Exemptions. The Company and you acknowledge and agree that this Agreement has been executed and delivered, and the Option has been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and you. Each of the Option granted hereunder and any issuance of Option Shares upon exercise of the Option is intended to qualify for an exemption (the “Exemption”) from the registration requirements under the Act, pursuant to Rule 701 thereof, and under applicable state securities laws. In the event that any provision of the Plan or this Agreement would cause the Option granted hereunder to not qualify for the Exemption, you and the Company agree that this Agreement shall be deemed automatically amended to the extent necessary to cause the Option to qualify for the Exemption.

28. Tax Treatment. Your Option is intended to avoid the inclusion of amounts with respect thereto as deferred compensation to you under Section 409A. However, neither the Company nor any of its Affiliates makes any representations or warranties with respect to the application of Section 409A to your Option, and by the acceptance of this Option, you agree to accept the potential application of Section 409A to your Options and the other tax consequences of the issuance, vesting, ownership, modification, adjustment and disposition of your Option.

29. MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT, ACTION OR OTHER PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

30. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY, FOR THE PURPOSES OF ANY LAWSUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS

SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LAWSUIT, ACTION OR OTHER PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE DELAWARE COURT OF CHANCERY, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

31. Entire Agreement. This Agreement and the Plan constitute the entire understanding between you and the Company and supersede all other agreements, whether written or oral, with respect to the grant of your Option and your purchase of the Option Shares. If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee.

*        *        *         *

Please execute the extra copy of this Agreement in the space below and return it to the Company’s Chief Financial Officer at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

Capella Holdings, Inc.

By:
Title:

Enclosures:	1.	Extra copy of this Agreement
	2.	Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of: , 20	PARTICIPANT

Number of Option Shares:
Exercise Price: $ per share	Name:
Address:

[Provision for Community Property Jurisdiction]

CONSENT

The undersigned spouse of                      hereby acknowledges that I have read this Agreement and the Plan and that I understand their contents. I am aware that this Agreement and the Plan provide for the repurchase of my spouse’s Option Shares under certain circumstances and imposes other restrictions on the transfer of such Option Shares. I agree that my spouse’s interest in the Option and the Option Shares is subject to this Agreement and the Plan and any interest I may have in the Option and the Option Shares shall be irrevocably bound by this Agreement and the Plan and further that my community property interest, if any, shall be similarly bound by this Agreement and the Plan.

[I am aware that the legal, financial and other matters contained in this Agreement and the Plan are complex and that I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement and the Plan that I shall waive such right.]

Dated as of
[Spouse]

Name:

Witness

Name:

NOTICES SCHEDULE

If to the Participant:	To the address set forth on the signature page hereto.

If to the Company:	Capella Healthcare, Inc.
Two Corporate Centre
501 Corporate Centre Drive, Suite 200
Franklin, TN 37067
Attention: Chief Executive Officer
Facsimile: (615) 764-3030

with a copy (which will not constitute notice to the Company) to:

GTCR LLC
300 North LaSalle
Suite 5600
Chicago, Illinois 60657
Attention: David A. Donnini
Joshua M. Earl
Facsimile: (312) 382-2201

and:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60657
Attention: Margaret A. Gibson, P.C.
Jason D. Osborn
Telephone: (312) 862-2000
Facsimile: (312) 862-2200